Exhibit 99.2

Ignyta, Inc.

(A Development Stage Company)

Contents

Report of Independent Registered Public Accounting Firm	2

Audited Financial Statements

Balance Sheets	3

Statements of Operations	4

Statements of Stockholders’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Ignyta, Inc.

San Diego, California

We have audited the accompanying balance sheets of Ignyta, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the periods then ended and for the period from August 29, 2011 (Inception) through December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ignyta, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the periods then ended and for the period from August 29, 2011 (Inception) through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.

San Diego, CA

July 15, 2013

Ignyta, Inc.

(A Development Stage Company)

Balance Sheets

December 31,	2012	2011
Assets
Current Assets
Cash and cash equivalents	$5,032,307	$155,881
Prepaid expenses and other current assets	95,164	5,183

Total current assets	5,127,471	161,064
Fixed Assets—Net	294,477	2,273
Other Assets	21,697	—

	$5,443,645	$163,337

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$291,955	$19,223
Accrued expenses and other liabilities	54,092	—
Note payable, current portion	112,129	—
Warrant liability	24,500	—

Total current liabilities	482,676	19,223
Note payable, net of current portion	367,701	—
Other liabilities	32,500	—

Total liabilities	882,877	19,223
Commitments and Contingencies (Note 8)
Stockholders’ Equity
Convertible Preferred Stock:
Series A Preferred Stock, $.0001 par value; 2,500,000 shares authorized; 833,334 and 416,667 shares issued and outstanding at December 31, 2012 and 2011, respectively (liquidation preference $500,000)	84	42
Series B Preferred Stock, $.0001 par value; 7,000,000 shares authorized; 1,835,000 shares issued and outstanding at December 31, 2012 (liquidation preference $5,505,000)	183	—
Common Stock, $.0001 par value; 14,000,000 shares authorized; 653,334 and 666,668 shares issued and outstanding at at December 31, 2012 and 2011, respectively	65	66
Additional paid-in capital	5,919,733	223,451
Deficit accumulated during the development stage	(1,359,297)	(79,445)

Total stockholders’ equity	4,560,768	144,114

	$5,443,645	$163,337

The accompanying notes are an integral part of these financial statements.

Ignyta, Inc.

(A Development Stage Company)

Statements of Operations

Years Ended December 31,	Year Ended December 31, 2012	Period Ended December 31, 2011	Period from August 29, 2011 (Inception) through December 31, 2012
Revenue	$—	$—	$—
Expenses
Research and development	708,043	39,870	747,913
General and administrative	547,882	39,575	587,457

Loss from Operations	(1,255,925)	(79,445)	(1,335,370)

Other Expense
Interest expense	(22,619)	—	(22,619)

Total Other Expense	(22,619)	—	(22,619)

Loss Before Income Taxes	(1,278,544)	(79,445)	(1,357,989)
Income tax provision	1,308	—	1,308

Net Loss	$(1,279,852)	$(79,445)	$(1,359,297)

The accompanying notes are an integral part of these financial statements.

Ignyta, Inc.

(A Development Stage Company)

Statements of Stockholders’ Equity

								Deficit
								Accumulated
	Convertible Preferred Stock						Additional	During the
	Series A		Series B		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance at August 29, 2011	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Restricted Stock	—	—	—	—	666,668	66	1,934	—	2,000
Issuance of Series A Preferred Stock net $29,221 in offering costs	416,667	42	—	—	—	—	220,736	—	220,778
Stock-based compensation expense	—	—	—	—	—	—	781	—	781
Net loss	—	—	—	—	—	—	—	(79,445)	(79,445)

Balance at December 31, 2011	416,667	42	—	—	666,668	66	223,451	(79,445)	144,114
Repurchase of Common Stock	—	—	—	—	(13,334)	(1)	(39)	—	(40)
Issuance of Series A Preferred Stock net $858 in offering costs	416,667	42	—	—	—	—	249,100	—	249,142
Issuance of Series B Preferred Stock net of $80,969 in offering costs	—	—	1,835,000	183	—	—	5,423,848	—	5,424,031
Stock-based compensation expense	—	—	—	—	—	—	23,373	—	23,373
Net loss	—	—	—	—	—	—	—	(1,279,852)	(1,279,852)

Balance at December 31, 2012	833,334	$84	1,835,000	$183	653,334	$65	$5,919,733	$(1,359,297)	$4,560,768

The accompanying notes are an integral part of these financial statements.

Ignyta, Inc.

(A Development Stage Company)

Statements of Cash Flows

Years Ended December 31,	Year Ended December 31, 2012	Period Ended December 31, 2011	Period from August 29, 2011 (Inception) through December 31, 2012
Cash Flows From Operating Activities
Net loss	$(1,279,852)	$(79,445)	$(1,359,297)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,892	—	13,892
Stock-based compensation	23,373	781	24,154
Interest expense	5,744	—	5,744
Amortization of debt discount	4,330	—	4,330
Increase (decrease) in cash resulting from changes in:
Prepaid expenses and other current assets	(117,422)	(5,183)	(122,605)
Accounts payable trade	272,732	19,223	291,955
Accrued expenses and other liabilities	86,592	—	86,592

Net cash used in operating activities	(990,611)	(64,624)	(1,055,235)

Cash Flows From Investing Activities
Purchases of fixed assets	(306,096)	(2,273)	(308,369)

Cash Flows From Financing Activities
Net proceeds from issuance of Preferred Stock	5,673,173	220,778	5,893,951
Proceeds from issuance of notes payable	500,000	—	500,000
Repurchase of Common Stock	(40)	—	(40)
Net proceeds from issuance of Restricted Stock	—	2,000	2,000

Net cash provided by financing activities	6,173,133	222,778	6,395,911

Net Change in Cash and Cash Equivalents	4,876,426	155,881	5,032,307
Cash and Cash Equivalents at Beginning of Period	155,881	—	—

Cash and Cash Equivalents at End of Period	$5,032,307	$155,881	$5,032,307

Supplemental Disclosures of Cash Flow Information:
Interest	$10,335	$—	$10,335
Income taxes	$1,309	$—	$1,309
Noncash investing and Financing Activities:
Warrants issued with debt financing recorded as debt discount	$24,500	$—	$24,500

The accompanying notes are an integral part of these financial statements.

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

1.	Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations

Ignyta, Inc. (“the Company”) was founded in 2011 and incorporated in the state of Delaware. The Company is a precision medicine biotechnology company dedicated to discovering or acquiring, then developing and commercializing precisely targeted new drugs for cancer patients whose tumors harbor specific molecular alterations. We pursue an integrated drug and diagnostic, or Rx/Dx, strategy, where we aim to pair each of our innovative drugs with biomarker-based companion diagnostics, developed by us or by third parties with which we may partner, that are designed to identify the patients that are most likely to benefit from the use of the drugs we may develop.

In May 2013, the Company acquired Actagene Oncology, Inc. (“Actagene”), a San Diego based privately held biotechnology company developing precision medicines for high unmet need cancer indications, based on cancer genome mining and sequencing. With the acquisition, the Company changed its business strategy from a prior focus on molecular diagnostics for autoimmune disease to an integrated Rx/Dx focus on drug and biomarker discovery and development for oncology (see Note 11).

	Development stage	As of December 31, 2012, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.

Liquidity

As of December 31, 2012 and 2011, the Company had an accumulated deficit of approximately $1,359,297 and $79,445, respectively. For the periods ended December 31, 2012 and 2011, the Company also had negative cash flow from operations of approximately $990,611 and $64,624, respectively. The Company expects its available cash balance as of December 31, 2012, together with cash available from its loan agreement described in Notes 3 and 11, to be sufficient to fund operations for the 12 months following December 31, 2012.

The Company’s ability to continue its operations is dependent upon its ability to raise significant capital through equity or debt financing. Additional financing may not be available when needed on acceptable terms or at all. Any equity financing may result in dilution to existing stockholders and any debt financing may include restrictive covenants.

While a liquidity crisis is considered unlikely, should one occur there are no

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

guarantees that the Company would obtain sufficient cash from outside sources on a timely basis. Management does not believe the situation represents a significant risk to the Company.

Use of estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing the financial statements include those assumed in computing the valuation allowance on deferred tax assets, the valuation of warrants, and those assumed in calculating stock-based compensation expense.

Cash and cash equivalents	The Company considers all highly liquid investments with an original maturity of 90 days or less when purchased to be cash equivalents. Cash equivalents primarily represent amounts invested in money market funds whose cost equals market value.

Fixed assets	Fixed assets are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to five years, or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Impairment of long-lived assets	In accordance with authoritative guidance related to impairment or disposal of long-lived assets, management reviews the Company’s long-lived asset groups for impairment whenever events indicate that their carrying amount may not be recoverable. When management determines that one or more impairment indicators are present for an asset group, it compares the carrying amount of the asset group to net future undiscounted cash flows that the asset group is expected to generate. If the carrying amount of the asset group is greater than the net future undiscounted cash flows that the asset group is expected to generate, it compares the fair value to the book value of the asset group. If the fair value is less than the book value, it recognizes an impairment loss. The impairment loss would be the excess of the carrying amount of the asset group over its fair value. To date, the Company has not experienced any impairment losses on its long-lived assets used in operations.

Stock based compensation	The Company accounts for stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, which

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

Stock based compensation, cont’d

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at their estimated fair value as they vest.

Fair value of financial instruments	The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses and other assets, accounts payable, accrued expenses, and notes payable. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of December 31, 2012, the carrying amounts are generally considered to be representative of their respective fair values because of the short-term nature of those instruments.

Derivative liabilities	The Company accounts for its warrants as either equity or liabilities based upon the characteristics and provisions of each instrument. Warrants classified as derivative liabilities are recorded on the Company’s balance sheet at their fair value on the date of issuance and revalued on each subsequent balance sheet date until such instruments are exercised or expire, with any changes in the fair value between reporting periods recorded as other income or expense. Management estimates the fair value of these liabilities using option pricing models and assumptions that are based on the individual characteristics of the warrants or instruments on the valuation date, as well as assumptions for future events, expected volatility, expected life, yield, and risk free interest rate.

Income taxes	Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Research and development costs	The Company is actively engaged in new product development efforts for which related costs are expensed as incurred.

Fair value measurement

Financial assets and liabilities are measured at fair value, which is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The following is a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value

•    Level 1 — Quoted prices in active markets for identical assets or liabilities.

•    Level 2 — Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•    Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of December 31, 2012, the Company’s Level 1 investments of cash and cash equivalents were comprised of cash in checking accounts.

The Company used Level 3 inputs for its valuation methodology for the warrant derivative liabilities. The estimated fair values were determined using a Binomial option pricing model based on various assumptions (see Note 6). The Company’s derivative liabilities are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to fair value of derivative liabilities.

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

Fair value measurement cont’d	At December 31, 2012, the estimated fair values of the liabilities measured on a recurring basis are as follows:

Fair Value Measurements at December 31, 2012
Balance at December 31, 2012	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
$24,500	—	—	$24,500

The following table presents the activity for liabilities measured at estimated fair value using unobservable inputs for the twelve months ended December 31, 2012:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Warrant Derivative Liability
Beginning Balance at December 31, 2011	$—
Issuances	24,500

Ending Balance at December 31, 2012	$24,500

2.	Fixed Assets	Fixedassets consisted of the following:

December 31,	2012	2011
Manufacturing and lab equipment	$288,434	$—
Office furniture and equipment	6,646	—
Computers	7,332	2,273
Leasehold improvements	5,957	—

	308,369	2,273
Less accumulated depreciation and amortization	13,892	—

	$294,477	$2,273

Depreciation expense for the periods ended December 31, 2012 and 2011 and for the period from inception (August 29, 2011) through December 31, 2012

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

was approximately $13,892, $0 and $13,892, respectively.

3.	Note Payable

During 2012 the Company entered a Loan Agreement (“the Loan Agreement”) with a financial institution with a maximum borrowing amount of $500,000.

The Company was advanced $500,000 on June 28, 2012. The payments of principal and interest are due on the loan on a fully amortized basis of 36 months in equal monthly installments, commencing after a twelve-month period of interest only payments. Interest on the $500,000 advanced under the Loan Agreement in June 2012 was fixed on the date of funding at 4.77%. The loan is collateralized by substantially all of the assets of the Company, other than its intellectual property.

As additional consideration for the cost and risk associated with the Loan Agreement, the Company issued to the lender a warrant to purchase up to 8,334 shares of its Series B Convertible Preferred Stock. The warrant was recorded at a fair value of $24,500 and was presented as a debt discount on the related debt which will be amortized to interest expense over the term of the Loan Agreement. The unamortized debt discount was $20,170 at December 31, 2012. See Note 6.

On February 27, 2013 the Company entered into a first amendment to the Loan Agreement and was advanced an additional $500,000 (See Note 11).

Future minimum principal payments on notes payable are as follows:

Year Ending December 31,
2013	$120,485
2014 2015	249,944 129,571

Total	$500,000

4.	Stockholders’ Equity	As of December 31, 2012, the Company was authorized to issue 14,000,000 shares of Common Stock, 2,500,000 shares of Series A Preferred Stock and 7,000,000 of Series B Preferred Stock.

	Series A Convertible Preferred Stock	During 2012, the Company issued 416,667 shares of Series A Convertible Preferred Stock at $0.60 per share for proceeds consisting of $250,000 in cash.

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

During 2011, the Company issued 416,667 shares of Series A Convertible Preferred Stock at $0.60 per share for proceeds consisting of $250,000 in cash.

Series B Convertible Preferred Stock	During 2012, the Company issued 1,835,000 shares of Series B Convertible Preferred Stock at $3.00 per share for proceeds consisting of $5,505,000 in cash.

Dividends	The holders of each series of Preferred Stock are entitled to receive dividends equal to 8% of the original issue price on each outstanding share of Preferred Stock, when and if declared by the Board of Directors. To date, no dividends have been declared.

Liquidation preference	In the event of any liquidation, dissolution or winding up, Series B Preferred Stockholders are entitled to receive prior to any assets distributed to Series A Preferred stockholders or Common stockholders, an amount equal to $3.00 for each outstanding share of Series B Preferred Stock plus declared but unpaid dividends, if any. Upon complete distribution to holders of Series B Preferred Stock, Series A Preferred stockholders are entitled to receive $0.60 for each outstanding share of Series A Preferred Stock plus declared but unpaid dividends, if any.

After payment of the full Preferred Stock liquidation amounts, the remaining funds and assets of the Company legally available for distribution will be distributed ratably to the holders of Common Stock and Preferred Stock on an “as if converted to Common Stock” basis.

If, upon any such liquidation event, the remaining assets of the Company available for distribution are insufficient to pay the holders of Preferred Stock the full amount of the Preferred Stock liquidation payment, each of the holders of Preferred Stock will share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable.

Voting rights	Each outstanding share of Preferred Stock is entitled to a number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock are then convertible.

Conversion	Each share of Series A Preferred Stock and Series B Preferred Stock is convertible, at the option of the holder, at any time into such number of fully paid and non-assessable shares of Common Stock determined by multiplying each share of Preferred Stock by the original issue price and dividing the result

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

	Conversion, cont’d	by the conversion price, subject to adjustment. Initially, the conversion price was $0.60 for the Series A Preferred Stock and $3.00 for the Series B Preferred Stock.

Each share of Preferred Stock will be automatically converted into shares of Common Stock at any time upon the closing of a firm commitment underwritten public offering of shares of Common Stock in which the aggregate gross proceeds from such offering to the Company is at least $10,000,000 and the price paid by the public for such shares is at least $6.00 per share, or at the election by the holders of at least a majority of the voting power of the then outstanding shares of Preferred Stock voting as a single class on an as converted to Common Stock basis.

5.	Stock-Based Compensation	In 2011, the Company adopted the 2011 Stock Incentive Plan (the “Plan”). The Plan provides for the issuance of incentive stock options to employees of the Company and nonstatutory stock options, restricted stock awards, stock appreciation rights and stock dividend equivalent rights to directors, employees and consultants of the Company.

	Stock option activity	As of December 31, 2012, there were a total of 166,666 shares of Common Stock reserved under the Plan. As of December 31, 2012, 10,007 shares remained available for grant. The options which are granted under the Plan are exercisable at various dates and will expire no more than ten years from their date of grant. The exercise price of each option shall be determined by the administrator of the Plan, which is the Board of Directors, and shall not be less than 100% of the fair market value of the Company’s Common Stock on the date the option is granted. Generally, options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of the option grant. For holders of more than 10% of the Company’s total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s Common Stock on the date of grant and for a term not to exceed five years.

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

Stock option activity, cont’d	A summary of the Company’s stock option activity and related information is as follows:

	Options Outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at August 29, 2011	—	$—	—	$—
Granted	12,500	0.18	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—

Balance at December 31, 2011	12,500	0.18	—	—
Granted	144,159	0.39	—	—
Exercised	—	—	—	—
Cancelled	—	—	—	—

Balance at December 31, 2012	156,659	0.36	9.45	37,200

Exercisable at December 31, 2012	11,850	$0.27	9.17	$3,966

The fair value of options granted to employees and non-employee directors was estimated at the date of grant using a Black-Scholes option pricing model with the weighted-average assumptions stated below.

2012
Risk free interest rate	0.92%
Dividend yield	0.00%
Volatility	62.01%
Weighted-average expected life of option (years)	5.9

The estimated weighted-average fair value of stock options granted to employees during 2012 was $0.18. There were no stock options granted to employees and non-employee directors in 2011.

The fair value of options granted to non-employees was estimated at the vesting date using a Black-Scholes pricing model with the weighted-average assumptions stated below.

For the period ended December 31,	2012	2011
Risk free interest rate	1.77%	2.07%
Dividend yield	0.00%	0.00%
Volatility	90.00%	90.00%
Weighted-average expected life of option (years)	10	10

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

Stock option activity, cont’d

The estimated weighted-average fair value of stock options granted to non-employees during 2012 and 2011 was $0.39 and $0.15, respectively.

Dividend Yield -The Company has never declared or paid dividends on Common Stock and has no plans to do so in the foreseeable future.

Expected Volatility -Volatility is a measure of the amount by which a financial variable such as a share price has fluctuated or is expected to fluctuate during a period. The Company considered the historical volatility of peer companies and business and economic considerations in order to estimate the expected volatility, due to the Company not being publicly traded.

Risk-Free Interest Rate -This is the U.S. Treasury rate for the day of each option grant during the quarter having a term that most closely resembles the expected life of the option.

Expected Life of the Option Term -This is the period of time that the options granted are expected to remain unexercised. Options granted during the period have a maximum contractual term of ten years. The Company estimates the expected life of the option term based on the simplified method as defined in Staff Accounting Bulletin 110. For non-employee options granted, this is the remaining contractual term of the option as of the reporting date.

Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company assesses the forfeiture rate on an annual basis and revises the rate when deemed necessary.

Stock-based compensation expense for employees and non-employees for the periods ended December 31, 2012 and 2011 and the period from inception (August 29, 2011) through December 31, 2012 was $13,333, $121 and $13,454, respectively.

As of December 31, 2012, there was an additional $31,540 of total unrecognized compensation cost related to unvested stock-based awards granted under the Company’s stock option plan. This unrecognized compensation cost is expected to be recognized over a weighted-average period of 1.12 years.

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

Restricted stock activity	In 2011 the Company sold 666,668 shares of restricted stock, with a par value of $.0001 per share for proceeds of $2,000, in accordance with restricted stock purchase agreements with various advisors of the Company. Approximately 600,000 shares were vested immediately and the remaining 66,668 are subject to vesting requirements based on future service. Terms of the agreement state that the Company has the right to repurchase the unvested shares of stock if the shareholder stops providing service. The Company recorded stock-based compensation expense, calculated as the difference between the fair value of the Common Stock at each reporting period less the proceeds received, upon vesting of the restricted stock. Stock-based compensation for the periods ended December 31, 2012 and 2011 was $10,040 and $660, respectively. The Company repurchased 13,334 shares of Common Stock in 2012. At December 31, 2012, 623,334 shares of restricted stock were vested and the remaining 30,000 shares are subject to repurchase.

6. Warrants

During 2012, the Company issued a warrant to purchase 8,334 shares of Series B Preferred Stock, in connection with the Loan Agreement. The exercise price of the warrant is $3.00 per share. The warrant also contains a provision in which the exercise price could be adjusted if the Company subsequently issued capital stock for capital-raising purposes at a price less than $3.00 per share.

The warrant expires on June 25, 2019. The warrant was not exercised as of December 31, 2012. The Company recorded approximately $24,500 as a warrant liability for 2012, related to the fair value of the warrant issued. The warrant was valued using the Binomial pricing model and the following assumptions: contractual term of seven years, an average risk free interest rate of 1.18%, a dividend yield of 0.00%, and volatility of 176.30%. This amount was presented as a discount to the carrying value of the related debt, and accreted as interest expense over the life of the debt. Interest expense of approximately $4,330 was recorded in 2012. Pursuant to ASC 815-15, the warrant was determined ineligible for equity classification, due to the anti-dilution provisions, and included as a warrant liability at December 31, 2012.

7. Income Taxes

As of December 31, 2012 and 2011, respectively, a non-current deferred tax asset of approximately $553,000 and $34,000, had been recognized for the temporary differences primarily related to federal and state net operating losses and research and development credits.

A valuation allowance has been recorded to fully offset the deferred tax asset as it is more likely than not that the assets will not be fully utilized. The valuation

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

7. Income Taxes, Cont’d

allowance at December 31, 2012 was approximately $553,000 and increased approximately $519,000 during 2012.

At December 31, 2012, the Company had unused federal and state net operating losses of approximately $1,323,000.

The federal and state tax net operating loss carryforwards will begin to expire in 2031 and California carryforwards have no expiration.

Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

8. Commitments and Contingencies

Operating leases	The Company leases office space under a non-cancelable operating lease that expires in October 2013. The Company incurred rent expense of approximately $23,988 and $5,932 in 2012 and 2011, respectively. Rental payments under the lease will be $18,645 in 2013 through the expiration of the lease.

License agreement

In March 2012 the Company entered into a license agreement with a university for the use of certain patented rights relating to molecular diagnostics. Under the term of the agreement, the Company is required to make annual license payments of $15,000 commencing on the effective date of the agreement and ending upon the sale of a commercially licensed product covered by the licensed patent rights. Additionally, the Company may be required to make milestone payments of up to $225,000 contingent on certain product approval and commercialization milestones.

The agreement also requires royalty payments of low single digit percentages of net sales. The agreement terminates at the expiration of the longest lived patent rights. The Company made the first license payment under the agreement in 2012. The Company has not met any of the milestones mentioned above.

9. Concentrations

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company grants unsecured credit to its customers. Management believes its credit policies do not result in significant adverse risk and historically has not experienced significant credit-related loss.

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

	Credit risk, cont’d	The Company maintains cash balances at various financial institutions. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times these balances exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

10.	Related Parties	In 2012, the Company executed an employee lease agreement with its majority stockholder. Under the terms of the agreement, the Company is reimbursed for certain administrative services provided to the related party. In addition, the Company was reimbursed for various operating expenses related to shared utilities and telecommunications. Total reimbursements received during 2012 were $14,025. There is a balance of approximately $4,500 related to this agreement in prepaid expenses and other current assets at December 31, 2012.

11.	Subsequent Events

On February 27, 2013 the Company entered into a first amendment to the original Loan Agreement increasing the available maximum borrowing amount to $1,500,000 subject to certain milestones as defined by the agreement. The Company was advanced $500,000 on February 27, 2013. Payments of principal and interest are due on the loan on a fully amortized basis of 24 months in equal installments, commencing after a 6 month period of interest only payments. Interest is fixed at 4.0%.

The first amendment to the Loan Agreement also amended the payment terms of the $500,000 advanced in June 2012 to extend the period of interest only payments from 12 months to 15 months.

As additional consideration for the cost and risk associated with the Loan Agreement, the Company issued to the lender a warrant to purchase up to a number of shares of Series B Preferred Stock equal to 5% of the amount loaned under the Loan Agreement on February 27, 2013 and thereafter, subject to adjustment as set forth in the warrant, including without limitation for stock combinations and splits. As a result, the warrant is exercisable for 8,334 shares of the Company’s Series B Preferred Stock as of February 27, 2013.

On May 20, 2013, the Company executed an Agreement and Plan of Reorganization with Actagene, a San Diego based privately held biotechnology company founded in February 2013. Under the terms of the agreement, the Company issued 1,583,336 shares of Common Stock to Actagene shareholders.

Ignyta, Inc.

(A Development Stage Company)

Notes to Financial Statements

The Company has evaluated subsequent events through July 15, 2013, which is the date the financial statements were issued.